Exhibit 5.1.1

May 14, 2007

Nationwide Financial Services, Inc.

One Nationwide Plaza

Columbus, Ohio 43215

Re:	Nationwide Financial Services, Inc.

Ladies and Gentlemen:

We have acted as counsel for Nationwide Financial Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-132910) (the “Registration Statement”) relating to the addition of unsecured junior subordinated debt securities (the “Junior Subordinated Debt Securities”) of the Company as offered securities included in the Registration Statement. The Junior Subordinated Debt Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

The Junior Subordinated Debt Securities may be issued in one or more series pursuant to a Junior Subordinated Indenture (as amended or supplemented, the “Junior Subordinated Indenture”) to be entered into between the Company and Wilmington Trust Company, as trustee, and the form of which is filed as an exhibit to the Registration Statement.

We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions contained herein, we are of the opinion that, assuming that the Junior Subordinated Indenture, any Junior Subordinated Debt Securities and any supplemental indenture to be entered

Nationwide Financial Services, Inc.

May 14, 2007

into in connection with the issuance of such Junior Subordinated Debt Securities have been duly authorized, when (i) a supplemental indenture in respect of such Junior Subordinated Debt Securities has been duly executed and delivered, (ii) the terms of such Junior Subordinated Debt Securities have been duly established in accordance with the Junior Subordinated Debt Indenture and the applicable supplemental indenture relating to such Junior Subordinated Debt Securities as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) such Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and the applicable supplemental indenture relating to such Junior Subordinated Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Junior Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally and to the effect of general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Junior Subordinated Debt Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

Nationwide Financial Services, Inc.

May 14, 2007

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeBoeuf, Lamb, Greene & MacRae LLP